JOHN HANCOCK VARIABLE INSURANCE TRUST

Amendment to Declaration of Trust

AMENDMENT, made September 25, 2024 to the Amended and Restated Agreement and Declaration of Trust dated January 22, 2016 (the “Declaration”) of John Hancock Variable Insurance Trust (the “Trust”).

The undersigned officer of the Trust hereby certifies that, in accordance with Section 7.3 of the Declaration, Section 5.5 of the Declaration was duly amended and restated as set forth below on September 9, 2022 by the holders of a majority of the shares outstanding and entitled to vote. Capitalized terms not otherwise defined in this AMENDMENT shall have the same meanings set forth in the Declaration.

Section 5.5 Record Dates. For the purpose of determining the Shareholders who are entitled to notice of and to vote or act at any meeting or any adjournment thereof, or who are entitled to receive any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to notice of and to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

The undersigned officer of the Trust hereby further certifies that, in accordance with Section 7.3 of the Declaration, Section 7.5 of the Declaration was duly amended and restated as set forth below on September 9, 2022 by the holders of a majority of the shares outstanding and entitled to vote. Capitalized terms not otherwise defined in this AMENDMENT shall have the same meanings set forth in the Declaration.

Section 7.5 Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with any governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. A restated Declaration of Trust, containing the original Declaration of Trust and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein,” “hereof” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

In witness whereof, the undersigned officer of the Trust has executed this instrument to be effective on the date set forth above.

/s/ Harsha Pulluru Harsha Pulluru
Assistant Secretary